Exhibit 10.4

SUMMARY SHEET OF EXECUTIVE CASH COMPENSATION

This Summary Sheet is being updated to reflect the appointment of Jeffrey L. Tate, the Company’s Executive Vice President & Chief Financial Officer on August 6, 2019, to be effective September 3, 2019, and the approval of his 2019 base salary and target percentage (Target Percentage) under the Company’s 2019 Key Officers Incentive Plan (KOIP) on August 5, 2019 by the Company’s Compensation Committee (the Committee). This Summary Sheet also contains the 2019 annual base salaries and Target Percentages under the KOIP, and individual performance goals (IPGs) provided to the Company’s principal executive officer, current principal financial officer and other named executive officers previously adopted by the Committee on November 5, 2018.

Named Executive Officers	2018 Base Salary		2019 Base Salary
Karl G. Glassman, President and CEO		$1,225,000	$1,225,000
J. Mitchell Dolloff, COO & EVP, President – Specialized Products & Furniture Products		$512,000	$600,000
Matthew C. Flanigan, Current EVP and CFO[1]		$572,000	$572,000
Jeffrey L. Tate, EVP & CFO, effective September 3, 2019[2]	$	N/A	$550,000
Perry E. Davis, EVP, President – Residential Products & Industrial Products		$512,000	$530,000
Scott S. Douglas, SVP – General Counsel & Secretary		$380,000	$420,000

[1]

As previously reported, Mr. Flanigan announced his intention to retire from the Company, although his actual retirement date had not been determined. On August 6, 2019, Mr. Flanigan notified the Company that he will retire from the CFO position on September 3, 2019. Mr. Flanigan will continue with the Company in a non-executive officer position for a period of time that has not yet been determined in order to assist with the CFO transition to Mr. Tate. Mr. Flanigan did not receive a base salary adjustment for 2019.

[2]

On August 6, 2019, Mr. Tate was appointed EVP & CFO, effective September 3, 2019 (the “Start Date”). In addition to his base salary, Mr. Tate will receive a one-time cash sign-on bonus of $250,000 upon the Start Date, which must be repaid if he terminates his employment without “Good Reason,” or is terminated for “Cause” within the first year of employment, and half of which must be repaid, under the same circumstances, within the second year of employment. Moreover, if Mr. Tate is terminated, other than for “Cause,” death or disability, or if he terminates his employment for “Good Reason”, then the Company must pay Mr. Tate (a) 12 months of base salary if the termination occurs within the first 12 months after the Start Date, or 6 months of base salary if the termination occurs between 12 and 24 months after the Start Date; (b) a pro-rata incentive award under the KOIP for the year in which the termination occurred; and (c) a lump sum payment equal to 18 months of COBRA medical coverage. The Company must also provide reasonable and customary outplacement services for the shorter of 12 months from termination or the date Mr. Tate accepts another position. For the definitions of “Good Reason” and “Cause,” reference is made to the Separation Agreement between Mr. Tate and the Company, dated August 6, 2019, filed August 6, 2019 as Exhibit 10.12 to the Company’s Form 8-K.

Except as noted below, the named executive officers will be eligible to receive an annual cash incentive under the KOIP (filed February 28, 2019 as Exhibit 10.1 to the Company’s Form 8-K) in accordance with the 2019 KOIP Award Formula (filed February 28, 2019 as Exhibit 10.2 to the Company’s Form 8-K). Each executive’s cash award will be calculated by multiplying his annual base salary at the end of the KOIP plan year by a percentage set by the Committee (the “Target Percentage”), then applying the award formula adopted by the Committee for that year. As previously reported, the Target Percentages in 2018, and as adopted for 2019 by the Committee on November 5, 2018, for the principal executive officer, current principal financial officer, and other named executive officers, and as adopted on August 5, 2019 for Mr. Tate, as the new principal financial officer, are shown in the following table.

Named Executive Officers	2018 KOIP Target Percentage	2019 KOIP Target Percentage
Karl G. Glassman, President and CEO	120%	120%
J. Mitchell Dolloff, COO & EVP, President – Specialized Products & Furniture Products	80%	100%
Matthew C. Flanigan, Current EVP and CFO[1]	80%	80%
Jeffrey L. Tate, EVP & CFO, effective September 3, 2019[2]	N/A	80%
Perry E. Davis, EVP, President – Residential Products & Industrial Products	80%	80%
Scott S. Douglas, SVP – General Counsel & Secretary	50%	60%

[1]

Mr. Flanigan’s 2019 KOIP Award Formula, will not be based on the normal 60% Return on Capital Employed (ROCE), 20% Cash Flow and 20% Individual Performance Goals (IPGs), but rather will be based on 70% ROCE and 30% Cash Flow of the Company, prorated for the number of days prior to his retirement.

[2]

On August 6, 2019, Mr. Tate was appointed EVP & CFO effective September 3, 2019. As such, he did not have a Target Percentage under the KOIP for 2018. In 2019, Mr. Tate’s KOIP Award Formula, will not be based on the normal 60% ROCE, 20% Cash Flow and 20% IPGs, but rather will be based on 70% ROCE and 30% Cash Flow of the Company, prorated for the number of days employed in 2019.

Individual Performance Goals. On November 5, 2018, the Committee adopted IPGs for our named executive officers. The 2018 KOIP Award Formula, and, except as noted below, the 2019 KOIP Award Formula each provide that 20% of each executive’s cash award under our KOIP will be based on the achievement of IPGs. The IPGs for our named executive officers in 2018 were and 2019 are:

Named Executive Officers	2018 IPGs	2019 IPGs
Karl G. Glassman President and CEO	Implementation of growth strategy and succession planning	Acquisition integration, succession planning, CFO onboarding and communications strategy
J. Mitchell Dolloff COO & EVP, President – Specialized Products & Furniture Products	Implementation of growth strategy, succession planning and efficiency initiatives	Implementation of growth strategy and succession planning
Matthew C. Flanigan[1] EVP and CFO	Implementation of growth strategy, succession planning and financial partner initiatives	N/A
Jeffrey L. Tate[2] EVP & CFO, effective September 3, 2019	N/A	N/A
Perry E. Davis EVP, President – Residential Products & Industrial Products	Supply chain and growth initiatives and succession planning	Acquisition integration and succession planning
Scott S. Douglas SVP – General Counsel & Secretary	Implementation of growth strategy and succession planning	Implementation of growth strategy, succession planning and operational initiatives

[1]

As previously reported, Mr. Flanigan announced his intention to retire from the Company, although his actual retirement date had not yet been determined. On August 6, 2019, Mr. Flanigan notified the Company his retirement date from the CFO position will be September 3, 2019. Mr. Flanigan will continue with the Company in a non-executive officer position for a period of time that has not yet been determined in order to assist with the CFO transition to Mr. Tate. Because of Mr. Flanigan’s pending retirement, he did not receive IPGs for 2019.

[2]	On August 6, 2019, Mr. Tate was appointed EVP & CFO to be effective September 3, 2019. As such, he did not receive IPGs for 2018 or 2019.

The achievement of the IPGs is measured by the following schedule.

Individual Performance Goals Payout Schedule

Achievement	Payout
1 – Did not achieve goal	0%
2 – Partially achieved goal	50%
3 – Substantially achieved goal	75%
4 – Fully achieved goal	100%
5 – Significantly exceeded goal	up to 150%

2